EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Second Quarter 2018 Financial Results

MIDVALE, Utah, Aug. 23, 2018 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen and twenty-six weeks ended August 4, 2018.

Jon Barker, Chief Executive Officer, stated, “We are pleased with our second quarter performance as our top line results were in line with expectations, including a comparable sales increase of 0.2%, and bottom line results were a penny above our outlook driven by our better than expected gross margins. We made good progress on the priorities we set at the start of the year including our omni-channel strategy of store growth and e-commerce investment, customer acquisition and engagement and merchandising assortment. These strategic growth initiatives combined with our convenient shopping experience, breadth of assortment and category expertise are fueling continued market share gains as we focus on enhancing our competitive positioning.”

For the thirteen weeks ended August 4, 2018:

  Net sales increased by 6.2% to $203.3 million from $191.5 million in the second quarter of fiscal year 2017. Same store sales increased by 0.2% from the comparable prior year period.

  Income from operations was $13.2 million compared to $14.2 million in the second quarter of fiscal year 2017.

  The Company opened two new stores in the second quarter of fiscal 2018 and ended the quarter with 91 stores in 23 states, or square footage growth of 6.5% from the end of the second quarter of fiscal year 2017.

  Interest expense increased to $4.3 million from $3.4 million in the second quarter of fiscal year 2017.   Excluding a $1.6 million write off in debt discount and deferred financing fees associated with the Company’s old term loan, interest expense was $2.7 million in the second quarter of fiscal 2018.

  Net income of $6.6 million was flat with the second quarter of fiscal year 2017. Adjusted net income, which excludes the write-off of deferred financing fees and debt discount associated with the Company’s old term loan, was $7.8 million compared to adjusted net income of $6.6 million for the second quarter of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  Diluted earnings per share of $0.15 was flat with the second quarter of fiscal year 2017. Adjusted diluted earnings per share was $0.18 compared to adjusted diluted earnings per share of $0.15 in the second quarter of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  Adjusted EBITDA was $19.0 million compared to $20.4 million in the second quarter of fiscal year 2017 (see "GAAP and Non-GAAP Measures").

For the twenty-six weeks ended August 4, 2018:

  Net sales increased by 10.0% to $383.3 million from $348.4 million in the first half of fiscal year 2017. Same store sales increased by 1.7% from the comparable prior year period.

  Income from operations was $9.5 million compared to $10.5 million in the first half of fiscal year 2017. Adjusted income from operations, which excludes charges incurred in conjunction with the retirement of the Company’s former CEO, was $12.2 million, compared to adjusted income from operations, which excludes professional and other fees incurred in connection with evaluation of a strategic acquisition, of $12.2 million for the first half of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  Interest expense increased to $7.9 million from $6.6 million in the first half of fiscal year 2017.  Excluding a $1.6 million write off in debt discount and deferred financing fees associated with the Company’s old term loan, interest expense was $6.3 million in the first half of fiscal 2018.

  Net income was $0.7 million compared to net income of $2.0 million in the first half of fiscal year 2017. Adjusted net income, which excludes charges incurred in conjunction with the retirement of the Company’s former CEO and the write-off of deferred financing fees and debt discount associated with the Company’s old term loan, was $4.2 million compared to adjusted net income, which excludes professional and other fees incurred in connection with evaluation of a strategic acquisition, of $3.1 million for the first half of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  Diluted earnings per share was $0.02 compared to $0.05 in the first half of fiscal year 2017. Adjusted diluted earnings per share was $0.10 compared to $0.07 in the first half of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  Adjusted EBITDA was $23.8 million compared to $24.6 million in the first half of fiscal year 2017 (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of August 4, 2018:

  Total debt: $213.4 million consisting of $173.8 million outstanding under the Company’s revolving credit facility and $39.6 million outstanding under the term loan, net of unamortized debt issuance costs.

  Total liquidity (cash plus $33.9 million of availability on revolving credit facility): $36.6 million

Third Quarter and Fiscal Year 2018 Outlook:

For the third quarter of fiscal year 2018, net sales are expected to be in the range of $220.0 million to $228.0 million based on a same store sales increase in the range of (3.0)% to 0.0% compared to the corresponding period of fiscal year 2017. Adjusted net income is expected to be in the range of $10.2 million to $11.5 million with adjusted diluted earnings per share of $0.24 to $0.27 on a weighted average of approximately 43.0 million estimated common shares outstanding.

For fiscal year 2018, net sales are expected to be in the range of $841.0 million to $857.0 million based on same store sales in the range of (1.0%) to 2.0% compared to fiscal year 2017. Adjusted net income is expected to be in the range of $24.4 million to $27.0 million with adjusted earnings per diluted share of $0.57 to $0.63 on a weighted average of approximately 43.0 million estimated common shares outstanding, when adjusted for the one-time expense incurred in connection with the announcement of the retirement of the Company’s former Chief Executive Officer, John Schaefer, in the first quarter of fiscal 2018 and the write-off of the debt discount and deferred financing fees relating to the Company’s old term loan incurred in the second quarter of fiscal 2018. (see “GAAP and Non-GAAP Measures”).

Conference Call Information:

A conference call to discuss second quarter and fiscal 2018 financial results is scheduled for today, August 23, 2018, at 8:30 AM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, adjusted diluted earnings per share and Adjusted EBITDA. We defined adjusted income from operations and adjusted net income as income from operations and net income, respectively, in each case, plus professional and other fees incurred in connection with the evaluation of a strategic acquisition, charges incurred in conjunction with the retirement of the Company’s former CEO, and deferred financing fees and debt discount associated with the Company’s prior term loan, as applicable. Adjusted diluted earnings per share is diluted earnings per share excluding the impact of professional and other fees incurred in connection with the evaluation of a strategic acquisition, charges incurred in conjunction with the retirement of the Company’s former CEO and deferred financing fees and debt discount associated with the Company’s prior term loan. We define Adjusted EBITDA as net income plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and other gains, losses and expenses that we do not believe are indicative of our ongoing expenses. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, statements regarding our strategic initiatives and our outlook for the third quarter and full fiscal year 2018.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations,  risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2018 which was filed with the SEC on March 29, 2018 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Investor Contact:
ICR, Inc.
Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended

	August 4, 2018	% of net sales	July 29, 2017	% of net sales

Net sales	$203,288	100.0%	$191,493	100.0%
Cost of goods sold	131,011	64.4%	122,875	64.2%
Gross profit	72,277	35.6%	68,618	35.8%

Operating expenses:
Selling, general and administrative expenses	59,088	29.1%	54,383	28.4%
Income from operations	13,189	6.5%	14,235	7.4%
Interest expense	(4,334)	(2.1%)	(3,436)	(1.8%)
Income before income tax expense	8,855	4.4%	10,799	5.6%
Income tax expense	(2,304)	(1.1%)	(4,245)	(2.2%)
Net Income	$6,551	3.3%	$6,554	3.4%

Earnings per share
Basic	$0.15		$0.15
Diluted	$0.15		$0.15

Weighted average shares outstanding
Basic	42,896		42,536
Diluted	42,921		42,587

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Twenty-six Weeks Ended

	August 4, 2018	% of net sales	July 29, 2017	% of net sales

Net sales	$383,347	100.0%	$348,391	100.0%
Cost of goods sold	255,504	66.7%	231,158	66.4%
Gross profit	127,843	33.3%	117,233	33.6%

Operating expenses:
Selling, general and administrative expenses	118,305	30.9%	106,766	30.6%
Income from operations	9,538	2.4%	10,467	3.0%
Interest expense	(7,891)	(2.1%)	(6,586)	(1.9%)
Income before income tax expense	1,647	0.3%	3,881	1.1%
Income tax expense	(925)	(0.2%)	(1,835)	(0.5%)
Net Income	$722	0.1%	$2,046	0.6%

Earnings per share
Basic	$0.02		$0.05
Diluted	$0.02		$0.05

Weighted average shares outstanding
Basic	42,812		42,406
Diluted	42,837		42,457

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	August 4, 2018	February 3, 2018
Current assets:
Cash	$2,734	$1,769
Accounts receivable, net	388	319
Merchandise inventories	329,068	270,594
Prepaid expenses and other	13,462	8,073
Income tax receivable	1,090	-
Total current assets	346,742	280,755
Property and equipment, net	95,849	94,035
Deferred income taxes	3,591	4,595
Definite lived intangible assets, net	-	276
Total assets	$446,182	$379,661

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$74,271	$36,788
Accrued expenses	58,098	50,602
Income taxes payable	-	2,586
Revolving line of credit	173,821	59,992
Current portion of long-term debt, net of discount and debt issuance costs	7,915	990
Current portion of deferred rent	4,750	4,593
Total current liabilities	318,855	155,551

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	31,675	132,349
Deferred rent, noncurrent	40,942	41,963
Total long-term liabilities	72,617	174,312
Total liabilities	391,472	329,863

Stockholders’ equity:
Common stock	429	426
Additional paid-in capital	83,750	82,197
Accumulated deficit	(29,469)	(32,825)
Total stockholders’ equity	54,710	49,798
Total liabilites and stockholders' equity	$446,182	$379,661

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	August 4, 2018	July 29, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$722	$2,046
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation and amortization	8,887	7,431
Amortization and write-off of discount on debt and deferred financing fees	1,893	344
Amortization of Intangible	276	903
Change in deferred rent	(865)	1,538
Loss on asset dispositions	-	(14)
Deferred income taxes	120	747
Stock based compensation	2,054	1,052
Change in assets and liabilities:
Accounts receivable, net	(69)	(30)
Merchandise inventory	(58,474)	(55,940)
Prepaid expenses and other	(1,804)	132
Accounts payable	36,332	31,365
Accrued expenses	3,420	(6,001)
Income taxes payable and receivable	(3,676)	(1,696)
Net cash used in operating activities	(11,184)	(18,123)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10,585)	(31,864)
Proceeds from deemed sale-leaseback transactions	-	503
Proceeds from sale of property and equipment	-	14
Net cash used in investing activities	(10,585)	(31,347)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	113,829	40,772
Increase in book overdraft	5,860	10,105
Proceeds from issuance of common stock per employee stock purchase plan	202	283
Payment of withholdings on restricted stock units	(699)	(639)
Borrowings on term loan	40,000	-
Payment of deferred financing costs	(1,331)	(341)
Principal payments on long-term debt	(135,127)	(800)
Net cash provided by financing activities	22,734	49,380

Net change in cash	965	(90)
Cash at beginning of year	1,769	1,911
Cash at end of period	$2,734	$1,821

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Income from operations	$13,189	$14,235	$9,538	$10,467
Professional fees (1)	-	-	-	1,744
CEO Retirement (2)	-	-	2,647	-
Adjusted income from operations	$13,189	$14,235	$12,185	$12,211

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$6,551	$6,554	$722	$2,046
Professional fees (1)	-	-	-	1,744
CEO Retirement (2)	-	-	2,647	-
Deferred Financing Fee Write-off (3)	1,617	-	1,617	-
Less tax benefit	(414)	-	(813)	(677)
Adjusted net income	$7,754	$6,554	$4,173	$3,113

Denominator:
Diluted weighted average shares outstanding	42,921	42,587	42,837	42,457

Reconciliation of income per share:
Dilutive income per share	$0.15	$0.15	$0.02	$0.05
Impact of adjustments to numerator and denominator	0.03	-	0.08	0.02
Adjusted diluted income per share	$0.18	$0.15	$0.10	$0.07

Reconciliation of net income to adjusted EBITDA:
Net income	$6,551	$6,554	$722	$2,046
Interest expense	4,334	3,436	7,891	6,586
Income tax expense	2,304	4,245	925	1,835
Depreciation and amortization	4,500	4,393	9,163	8,334
Stock-based compensation expense (4)	482	399	967	1,052
Pre-opening expenses (5)	795	1,395	1,511	3,023
Professional fees (1)	-	-	-	1,744
CEO Retirement (2)	-	-	2,647	-
Adjusted EBITDA	$18,966	$20,422	$23,826	$24,620

(1) Professional and other fees incurred in connection with the evaluation of a strategic acquisition.
(2) Expenses incurred in conjunction with the retirement of our former CEO during Q1 2018.
(3) Write-off of deferred financing fees and debt discount relating to our old term loan.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan and employee stock purchase plan
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of third quarter and 2018 full year guidance:

	Estimated Q3 '18		Estimated FY '18

	Low	High	Low	High

Numerator:
Net income	$10,200	$11,500	$20,949	$23,549
CEO Retirement(1)	-	-	2,248	2,248
Deferred Finance Cost Write-off(2)	-	-	1,203	1,203
Adjusted net income	$10,200	$11,500	$24,400	$27,000

Denominator:
Diluted weighted average shares outstanding	43,000	43,000	43,000	43,000

Reconciliation of earnings per share:
Diluted earnings per share	$0.24	$0.27	$0.49	$0.55
Impact of adjustments to numerator and denominator	-	-	0.08	0.08
Adjusted diluted earnings per share	$0.24	$0.27	$0.57	$0.63

(1) Expenses incurred in conjunction with the retirement of our former CEO during Q1 2018, net of tax
(2) Write-off of deferred financing fees associated with the amendment and restatement of our revolving line of credit and payoff of our term loan, net of tax